UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 03, 2014
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
1.01	Entry Into a Material Definitive Agreement
9.01	Financial Statements and Exhibits

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement

Extension of Maturity Date of Convertible Promissory Note Dated July 18, 2013

Nord Resources Corporation (the "Company") has entered into an Amending Agreement (the "Amending Agreement") with an arm's-length creditor of the Company (the "Arm's-Length Noteholder"), effective as of January 17, 2014 and executed on February 03, 2014. The Arm's-Length Noteholder held a convertible promissory note dated July 18, 2013 (the "Arm's-Length Note") to evidence the Company's promise to repay the Arm's-Length Noteholder in the principal amount of $28,914.24.

The Arm's-Length Note accrues interest at 20% per annum, and was to have matured on the earlier of: January 18, 2014 and 30 days after receipt by the Arm's-Length Noteholder of notice of the closing of a financing transaction by the Company for gross proceeds in excess of US$20,000,000. Pursuant to the Amending Agreement, the Arm's-Length Note has been extended to mature on the earlier of July 18, 2014, and 30 days after receipt by the Arm's-Length Noteholder of notice of the closing of a financing transaction by the Company for gross proceeds in excess of US$20,000,000.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.
Exhibit Number	Description
10.1	Amended and Restated Promissory Note dated July 18, 2013, made by Nord Resources Corporation, as borrower, and payable to Ronnie Moss, as holder*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: February 3, 2014	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Executive Officer